Exhibit 23(b)



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to he incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-50173), and the Registration Statement on Form S-3 (No. 33-52048), and in the Registration Statement on Form S-3 (No. 33-62506) of our report dated February 1, 1995, appearing on page A-10 of the Annual Report to Shareholders in the appendix to the Illinois Power Company Information Statement which is incorporated in this Annual Report on Form 10-K.



/s/Price Waterhouse LLP
---------------------------
Price Waterhouse LLP

March 24, 1995